PRINTING SERVICES AGREEMENT

     This Agreement ("Agreement") is made as of July 12, 1996 between Cunningham Graphics, Inc., ("Cunningham") a New Jersey corporation, with its principal place of business at 629 Grove Street, Jersey City, New Jersey, 07306, and Goldman, Sachs & Co. ("Goldman Sachs") a New York limited partnership with its principal place of business at 85 Broad Street, New York, New York 10004.

     WHEREAS, Goldman Sachs wishes to appoint Cunningham to supply the services described herein and further listed in Schedule A, and any other services added thereto by agreement between the parties (the "Services"); and

     WHEREAS, Cunningham is willing and able to supply the Services on the terms and conditions set out below.

     NOW THEREFORE, the parties hereto agree as follows:

Section 1. DEFINITIONS

1.1 In this Agreement, the following words and expressions shall have the meanings set out below:

       1.1.1 "Affiliates" shall mean all entities which are controlling, controlled by or under common control with Goldman, Sachs & Co., wheresoever in the world located.

       1.1.2  "Commencement Date" shall mean July 15, 1996.

       1.1.3  "Confidential Information"

              (a) shall mean, with respect to Goldman Sachs information, any trade secrets or other proprietary, confidential or non-public information of Goldman Sachs or its clients or third parties to whom Goldman Sachs owes a duty of confidentiality and any other information which Cunningham knows or ought reasonably to know to be proprietary or confidential; in addition to the foregoing, all materials provided to Cunningham by any means for copying or fulfillment services shall be deemed Confidential Information; and

              (b) shall mean, with respect to Cunningham information, the terms of this Agreement and all non-public information regarding Cunningham's business and which Cunningham has marked as


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                     confidential.

       1.1.4 "Confirms or Client Statements" shall mean those documents printed by Cunningham which include account and trade information for clients of Goldman Sachs, which information is transmitted to Cunningham via connections to Goldman Sachs' mainframe computers.

       1.1.5 "Material Breach" shall mean, with respect to Cunningham, documented material inconsistences in performance, including failure to meet the Service Criteria, as well as material failure to comply with any material term of this Agreement; and shall mean, with respect to Goldman Sachs, material failure to comply with any material term of this Agreement.

       1.1.6 "Minimum Commitments" shall mean the level of printing services obtained from Cunningham as further described in Schedule A.

       1.1.7   "Operating Hours" shall mean the hours specified in Schedule A.

       1.1.8 "Personnel" shall mean those individuals assigned by Cunningham to perform Services related to Confirms or Client Statements at the Print Shop, as further described in Schedule B.

       1.1.9 "Print Shop" shall mean a section of the 8th floor, 111 8th Avenue, New York, N.Y. as detailed in the Sublease.

       1.1.10 "Service Credits" shall mean the adjustments made to the fees otherwise due to Cunningham in the amounts stated and upon the occurrence of the events described in Schedule A.

       1.1.11  "Service   Criteria"  shall  mean  the  detailed   specifications
               included in Schedule A.

       1.1.12 "Sales Agreement" shall mean the Asset Sales Agreement executed by the parties contemporaneously with this Agreement, and addressing the sale of certain materials by Goldman Sachs to Cunningham.

       1.1.13 "Sublease" shall mean the Agreement of Sublease executed by the parties contemporaneosously with this Agreement, relating to the Print Shop.



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       1.1.14  "Term" shall mean the period from and including the  Commencement
               Date to and including December 30, 1999 and will continue thereafter on a year to year basis; provided, that Cunningham shall have given Goldman Sachs a minimum of 90 days notice of impending renewal together with the proposed charges for the renewal period and Goldman Sachs shall have 60 days from receipt of such notice to give Cunningham notice of termination.

Section 2. TERMS OF AGREEMENT

2.1 Goldman Sachs hereby appoints Cunningham, with effect from the Commencement Date, to supply the Services to Goldman Sachs, and Cunningham hereby accepts such appointment on the terms and conditions set forth below.

2.2 The terms and conditions set forth below are the sole terms on which Goldman Sachs shall purchase the Services from Cunningham and shall operate and prevail to the entire exclusion of any terms set out on any documentation used or presented by Cunningham or otherwise existing. No other express terms, written or oral, shall be incorporated into the Agreement.

2.3 No alterations to any of the requirements indicated in Schedule A shall be made except by agreement in writing between the parties and provided that in the event that any alteration involves either an increase or a decrease in the level of Services required by Goldman Sachs, Cunningham and Goldman Sachs shall agree on any corresponding change in the pricing information contained in Schedule D.

Section 3. CUNNINGHAM'S OBLIGATIONS

3.1 Cunningham shall from the Commencement Date and throughout the Term provide the Services in accordance with this Agreement and the Service Criteria.

3.2 Cunningham shall perform the Services at the location and with the resources of its choosing. Notwithstanding the foregoing, in the absence of written approval to the contrary by Goldman Sachs, Confirms or Client Statements may only be printed at the Print Shop, and Cunningham shall not use the Print Shop for purposes of printing similar materials of any other party without the express written approval of Goldman Sachs.

3.3 Cunningham shall be responsible for providing any and all supplies required to perform the Services, with the exception of those listed in Schedule C.

3.4 Cunningham shall insure the necessary level of staffing to provide the Services in accordance with the Service Criteria.


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


3.5 Cunningham shall conduct a background check of all Personnel at its own expense, and shall ensure that all Personnel have appropriate backgrounds. The background check shall include an interview, check of identification papers, and telephone calls to the individual's last residence and last place of employment to verify same. Such verification may be established by "Equifax" or another equivalent security firm acceptable to Goldman Sachs.

3.6 Cunningham shall obtain Goldman Sachs' prior approval before assigning any individual to perform the Services assigned to the Personnel. Thereafter, Cunningham shall act promptly to replace any of the Personnel deemed by Goldman Sachs to be unsuitable for any reason. A list of the Personnel shall be attached hereto as Schedule B, and revisions to the list as may be required to keep it current shall be provided by Cunningham.

Section 4. GOLDMAN SACHS' OBLIGATIONS

4.1 Goldman Sachs shall provide Cunningham with material to be printed, fulfilled, or otherwise produced in a timely manner. Such material shall be delivered in hard copy, electronic format, on disk, or as otherwise agreed by the parties. Goldman Sachs shall also provide the paper to be used for printing of Confirms or Client Statements.

4.2 Goldman Sachs shall, at its election and in addition to the check conducted by Cunningham, conduct a background check of the Personnel, including a court inquiry credit check and fingerprinting, drug screen or other checking or testing in connection with the performance of Services under this Agreement. Cunningham agrees to indemnify Goldman Sachs, its partners, employees and agents against all liability, damage, loss, claims, demands and actions arising from such checking or testing and the use and reporting of the results thereof.

4.3 Goldman Sachs shall provide the telecommunications services described in Schedule C which shall enable electronic communications between Goldman Sachs and Cunningham.

4.4 Goldman Sachs shall provide the printing supplies specified in Schedule C.

Section 5. CHARGES

The Services shall be provided by Cunningham to Goldman Sachs at the prices set forth in Schedule D, and, except as provided therein, such prices shall be fixed for the Term.

Section 6. PAYMENT

6.1 Cunningham will submit weekly invoices in arrears



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throughout the Term in accordance  with the prices  contained in Schedule D, and in the format required by Goldman Sachs, the first such invoice to be issued in respect of the calendar month which includes the Commencement Date. All non-disputed monies shall be paid within ten (10) days of receipt of the relevant invoice. The parties will use their best efforts to resolve any disputed invoices within thirty (30) days. Goldman Sachs shall pre-pay postage as invoiced by Cunningham.

6.2 Any sales, retailer's, occupation, service occupation, value added, use or other similar tax imposed on the transactions contemplated by this Agreement, excluding taxes based on the net income of Cunningham, will be paid by Goldman Sachs. A charge for any such taxes will be included on Cunningham's invoices. Cunningham shall cooperate with Goldman Sachs' lawful efforts to minimize its sales tax liability.

6.3 Goldman Sachs shall off-set against payment owed to Cunningham the amounts owed to Goldman Sachs by Cunningham in relation to the Sales Agreement and the Sublease, as well as the amount due Goldman Sachs from Cunningham as a result of the Service Credits. The amount of the monthly off-set shall be * , with regard to the Sales Agreement. The amount of the monthly off-set with regard to
the Sublease is    *    for base rent,  porter wage and sprinkler,  and    *
for monthly utility fees, inclusive of electric, steam and water. Notwithstanding the foregoing, these off-sets may be adjusted to reflect the fees owed in relation to the Sale Agreement and the Sublease, the terms of which govern the parties' obligation thereunder.

6.4 Payment obligations of Goldman Sachs shall also be reduced by the amount of Service Credits owed by Cunningham as described in Schedule A.

Section 7. INSURANCE AND INDEMNITIES

7.1 During the Term of this Agreement, Cunningham and Goldman Sachs each will carry and maintain the following insurance coverage (a) with respect to their respective employees: (i) Workers Compensation Insurance as prescribed by the law of the state or other jurisdiction in which work is to be performed, (ii) Employers Liability Insurance with limits of at least $500,000 per occurrence; and (b) Comprehensive General Liability Insurance, including contractual liability, and Comprehensive Automobile Liability Insurance, if the use of motor vehicles is required, each with combined single limits of at least $1,000,000 per occurrence for bodily injury and property damage, and each of Cunningham and Goldman Sachs will also carry fire, sprinkler leakage and extended coverage insurance, subject to the usual exclusions, limitations and conditions of such policies on all of its property located on the other party's


* Confidential treatment requested- portion has been omitted and filed separately with the Commission.

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


premises. Each such policy will include provisions generally considered standard for the type of insurance involved, including the loss payable and waiver of subrogation clauses and deductible amounts. Each of Cunningham and Goldman Sachs agree to waive rights of subrogation in advance of the loss against each other.

7.2 Each party will, upon request, furnish the other with a certificate of insurance showing coverage in such amounts with a minimum thirty (30) days notification clause to the other in the event the policies are to be cancelled, renewed or changed. Failure to comply with this Section 7.2 shall be deemed a Material Breach.

7.3 Cunningham agrees to defend, indemnify and hold Goldman Sachs harmless from and against any and all liabilities, damages, costs, losses and expenses, including court costs and reasonable attorneys' fees (collectively "Losses"), which arise out of: (a) the acts or omissions during the Term of this Agreement of Cunningham's employees, resulting in injury or death to persons (including invitees) or damage to or theft of property of Goldman Sachs, and property of third parties located on the premises of Goldman Sachs; and (b) the performance of the Services.

7.4 Goldman Sachs agrees to defend, indemnify and hold Cunningham harmless from and against any and all Losses to the extent arising out of: (a) the acts or omissions during the Term of this Agreement of Goldman Sachs' employees, resulting in injury or death to persons (including invitees) or damage to or theft of property of Cunningham, and property of third parties located on the premises of Cunningham; and (b) the content of material reproduced or otherwise handled by Cunningham at the request of and in accordance with the instructions of Goldman Sachs or its employees, including libel, defamation, invasion of privacy, copyright, trademark or other proprietary rights infringement or unfair competition.

7.5 Cunningham and Goldman Sachs agree to notify the other promptly of any claims or demands for which the other party may be responsible hereunder.

Section 8. CONFIDENTIALITY

8.1 Except as provided in Section 8.2 below, neither party shall use, divulge, communicate or allow to be divulged to any person, without the other party's prior written consent, any Confidential Information which such party may in the performance of this Agreement, and in whatever capacity, have received or obtained.

8.2 Each party shall limit the use of and access to the Confidential Information to those of its employees, servants or agents whose use thereof or access thereto is necessary to effect



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


the performance of its obligations under this Agreement.

8.3 Each party shall use all reasonable endeavors to protect the confidentiality of the Confidential Information and to assist the other party in identifying and preventing any unauthorized use or disclosure of any of that Confidential Information.

8.4 Without limitation of the foregoing, each party shall advise the other immediately in the event that it learns or has reason to believe that any person who has had access to the Confidential Information has violated or intends to violate the terms of this Agreement or any related non-disclosure agreement and such party will co-operate with the other in seeking injunctive or other equitable relief in the name of the other party or itself against any such person.

8.5 Upon the termination of this Agreement (or earlier if requested by either party) each party shall at its own cost return to the other all copies of documents, papers or other material which may contain or be derived from the Confidential Information (excluding for purposes of this Section 8.5, this Agreement) which are in its possession or control, together, if requested by such party, with a certificate signed by such party in form and substance satisfactory to the other party, to the effect that all the Confidential Information has been returned.

8.6 Confidential Information shall not include information which is:

       8.6.1 in or becomes part of the public domain other than by disclosure by Cunningham or Goldman Sachs, as appropriate, in violation of this Agreement;

       8.6.2   demonstrably   known  to   Cunningham   or  Goldman   Sachs,   as
               appropriate, previously, without a duty of confidentiality;

       8.6.3 independently developed by Cunningham or Goldman Sachs, as appropriate, outside of this Agreement;

       8.6.4   rightfully   obtained  by   Cunningham  or  Goldman   Sachs,   as
               appropriate,    from   third   parties    without   a   duty   of
               confidentiality; or

       8.6.5   which is required to be disclosed by law, statute or regulation.

8.7 Cunningham hereby irrevocably assigns to Goldman Sachs, its successors and assigns, and Goldman Sachs shall have, exclusive ownership rights, including, without limitation, all patent, copyright and trade secret rights, with respect to any



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work including, but not limited to, any invention, discoveries,  concepts, ideas or information conceived by Cunningham in the course of rendering Services to Goldman Sachs in response to a specific assignment of work, and all documents, data and other information of any kind including, incorporating, based upon or derived from the foregoing, including reports and notes prepared by Cunningham, customized work produced by Cunningham in the course of performing the Services, and such works shall be Confidential Information. Cunningham will cooperate fully with Goldman Sachs to establish, protect or confirm Goldman Sachs' exclusive rights in such work or to enable it to transfer legal title together with any patents that may be issued. A certificate evidencing compliance with this provision shall, if requested, be provided to Goldman Sachs.

8.8   Cunningham   will  procure  that  the   Personnel   will  enter  into  the
Non-Disclosure agreement in the form attached as Schedule E.

8.9 Cunningham shall undertake the establishment and maintenance of security procedures to assure that any Confidential Information in its possession shall not be improperly disclosed. Such procedures shall be subject to review by Goldman Sachs upon request.

8.10 It is understood and agreed that in the event of a breach of this Section 8, damages may not be an adequate remedy and each Cunningham and Goldman Sachs, as appropriate, shall be entitled to injunctive relief to restrain any such breach, threatened or actual.

Section 9. NO PROMOTION

9.1 Cunningham agrees that it will not, without the prior written consent of Goldman Sachs in each instance,

       9.1.1 use in advertising, publicity, or otherwise the name of Goldman Sachs, or any Affiliate or any partner or employee of Goldman Sachs, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Goldman Sachs or its affiliates; or

       9.1.2 publish alone or in conjunction with any other person any article, photograph or other illustration relating to Goldman Sachs or to the Offices or any part thereof; or

       9.1.3 represent, directly or indirectly, that any product or any service provided by Cunningham has been approved or endorsed by Goldman Sachs. This



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              provision shall survive termination of the Agreement.

Section 10. WARRANTIES

10.1 Cunningham represents and warrants that:

       10.1.1 it will perform the Services in accordance with the terms and conditions contained herein, including, without limitation, in accordance with the Service Criteria;

       10.1.2  it will perform the  obligations  undertaken by Cunningham  under
               this   Agreement  in   accordance   with   applicable   laws  and
               regulations;

       10.1.3 it will perform the Services in a timely, diligent and professional manner, by appropriately skilled and qualified personnel, having due regard to Goldman Sachs' business operations;

       10.1.4 it has all necessary rights, authorizations and/or licenses to provide the Services to Goldman Sachs under this Agreement;

       10.1.5 it is generally aware of the provisions of the copyright laws and in connection therewith it shall, as soon as is reasonably practicable, alert the Goldman Sachs Legal Department where it suspects that any requests, for the copying or production of works may result in copyright infringement and shall obtain the permission of appropriate Goldman Sachs management personnel prior to making any copies or productions of such works.

       10.1.6 is shall insure that the Services related to Client Statements and Confirms are only provided by the Personnel.

10.2  EXCEPT AS SET  FORTH IN  SECTION  10.1  ABOVE,  Cunningham  MAKES NO OTHER
WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Section 11. FORCE MAJEURE

11.1 Neither party will be in breach of this Agreement by reason of any delay in the performance or non-performance on its part of its obligations hereunder (and shall not be liable for any costs or damage caused thereby) where the same is occasioned by any circumstance whatsoever beyond its reasonable control.



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11.2 If either party claims that any delay or  non-performance  is occasioned by such circumstance as is described in Clause 11.1 that party shall:-

       11.2.1 as soon as practicable give notice to the other of the occurrence of the circumstance, such notice to include as much information as possible;

       11.2.2 consult with the other as to the effects of such delay or non-performance and the best way of mitigating such effects; and

       11.2.3 proceed with diligence and at its own expense to take such steps as would be taken by a reasonable and prudent person to end the delay or non-performance as soon as possible.

11.3 If any such circumstance as is described in Clause 11.1 prevents either party from performing all of its obligations hereunder for a period in excess of thirty (30) days, either party may terminate this Agreement by notice in writing.

Section 12. TERM, TERMINATION AND PERFORMANCE REVIEW

12.1 Subject to Sections 11 above and this Section 12, this Agreement shall commence on the Commencement Date and shall continue in force for the Term.

12.2 Without prejudice to any other rights or remedies which it may have, either party shall be entitled to terminate this Agreement forthwith by notice if:

       12.2.1 the other party shall be in Material Breach of any provision of this Agreement on its part to be observed or performed and either such Material Breach is incapable of remedy or the Material Breach shall continue for thirty (30) days after notice specifying the Material Breach and requiring the same to be remedied has been given to such party by the party not in Material Breach; or

       12.2.2   if a party shall be in Material Breach,  whether or not such
                    Material Breach has been cured, if such Material Breach has occurred within thirty (30) days of any other Material
                    Breach or if there has been more than two (2) Material Breaches in any six (6) month period; or

       12.2.3 if Cunningham has availed itself of, or been subjected to by any third party, a proceeding in bankruptcy in which Cunningham is the named



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                    debtor,  an assignment by Cunningham  for the benefit of its creditors, the appointment of a receiver for Cunningham, or any other proceeding involving insolvency or the protection of, or from, creditors, and appointment of a receiver for Cunningham, or any other proceeding involving insolvency or the protection of, or from creditors, and same has not been
                    discharged   or   terminated   without  any   prejudice   to
                    Cunningham's rights or interests under this Agreement within sixty (60) days;

              12.3 Failure to meet the Minimum Commitment shall be considered a Material Breach of this Agreement.

12.4 Goldman Sachs reserves the right to conduct a performance review three (3) months after the Commencement Date, and regularly at the discretion of Goldman Sachs thereafter, recommending improvements as necessary. Non-compliance with any clearly documented recommended improvements with respect to performance and compliance issues will entitle Goldman Sachs to terminate this Agreement pursuant to Section 12.2.1.

12.5 Notwithstanding the foregoing, Goldman Sachs reserves the right to terminate this Agreement on ninety (90) days notice, without cause. In the event of such termination, Goldman Sachs' liability shall be limited to the following:

       12.5.1 If the termination occurs within the first 12 months following the Commencement Date, Goldman Sachs shall pay Cunningham
                   * as compensation for costs incurred in preparing the Print Shop for use by Cunningham, moving expenses, and other miscellaneous costs incurred; if the termination occurs after the twelfth month following the Commencement Date, Goldman Sachs shall pay Cunningham an amount equal to * for each month remaining in the term, measured from the date the termination
               becomes effective until                 .

12.5.2 The remedies available to Cunningham arising in relation to a termination as described in this Section 12.5 shall be limited to those specified in section

12.5.1. Goldman Sachs shall have no further liability for any damages arising from such termination, whether direct, indirect, consequential or otherwise. Damages arising from such termination in respect to the Sales Agreement and the Sublease are addressed in each of those agreements.

12.6 In the event the landlord of the premises on which the Print Shop is located denies the request to sublet the Print Shop

*    Confidential  treatment   requested-portion  has  been  omitted  and  filed
     separately with the Commission.

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


premises to Cunningham, either party may elect to terminate this Agreement within 30 days of receipt of notice of such denial. The exercise of such right by either party shall not be considered either a material breach or a termination without cause, but shall instead have the same impact as though this Agreement had been completed at the end of the Term, and the rights and obligations of the parties shall be defined accordingly.

Section 13. CONSEQUENCES OF TERMINATION

13.1 Following service of a notice pursuant to Section 11, or 12 terminating this Agreement, each party shall continue to abide by the terms and conditions of this Agreement and comply fully with its obligations hereunder and it shall not in any way hinder or interrupt the performance of this Agreement during any period between the date of service of a termination notice pursuant to Section 11 or 12 and the date of actual termination.

13.2 On termination of this Agreement for whatever reason:

       13.2.1 Cunningham shall be entitled to render an invoice in respect of any Services performed since the date of the last invoice issued; and

          13.2.2 Goldman Sachs will make payment in settlement of such invoice in accordance with Section 6 subject to offset to reflect any liability of Cunningham.

13.3 Termination shall be without prejudice to any rights or remedies either party may have against the other in respect of any antecedent breach of the terms of this Agreement; PROVIDED THAT, in no event shall Goldman Sachs be liable for any claim for loss of profit or loss of contract in respect of any unexpired residue of the Term.

Section 14. INSPECTION OF BOOKS

14.1 Cunningham shall keep detailed accounts and records of all activities carried out, and all costs and expenses incurred, in the performance of its obligations under this Agreement and will on request, and subject to the restrictions on Confidential Information set forth in Section 8, allow inspection of such accounts and records as may be required in connection with activities related to and costs and expenses incurred under this Agreement by Goldman Sachs or its authorized representative, upon reasonable notice. If any such inspection reveals that any invoice or payment shall not have been rendered or made in accordance with the terms of this Agreement, or that any statement rendered or payment made by Cunningham is inaccurate, then Cunningham shall pay the reasonable cost of such inspection without prejudice to any other remedies or claims of Goldman



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Sachs.

14.2 Goldman Sachs shall keep detailed accounts and records of those activities related to the Minimum Commitments described herein, and will on request, and subject to the restrictions on Confidential Information set forth in Section 8, allow inspection of such accounts and records as may be required in connection with such activities. If any such inspection reveals that the Minimum Commitments level has not been maintined, then Goldman Sachs shall pay the reasonable cost of such inspection without prejudice to any other remedies or claims of Cunningham.

Section 15. INDEPENDENT CONTRACTOR

15.1 Cunningham is, and shall at all time be, an independent contractor hereunder and not an agent of Goldman Sachs; and neither any thing contained in this Agreement nor any actions taken by or arrangements entered into between the parties to this Agreement in accordance with the provisions hereof shall be construed as or deemed to create as to such parties any partnership or joint venture. It is further agreed that Cunningham shall not have authority to commit Goldman Sachs contractually or otherwise to any obligations whatsoever to third parties.

15.2 The individuals supplied by Cunningham to provide the Services described herein, including the Personnel, are not Goldman Sachs employees or agents, and Cunningham assumes full responsibility for their acts. Cunninham shall be solely responsible for the payment of compensation of such persons, each of whom shall be informed that they are not entitled to the provision of any Goldman Sachs employment benefits. Goldman Sachs shall not be responsible for payment of workman's compensation insurance, disability benefits, unemployment insurance, or for withholding any payment or employment taxes for such persons, but such responsibilty shall be solely that of Cunningham.

Section 16. NOTICES

Any notice required or permitted to be given under this Agreement shall be given in writing and shall be effective from the date sent by registered or certified mail, by hand, facsimile or overnight courier to the addresses set forth on the first page of this Agreement with a copy sent to the General Counsel of Goldman Sachs, also at the address appearing above. Notice to Cunningham shall be sent in duplicate to Robert Margulies, Margulies, Wind, Herrington & Knopf 15 Exchange Place, Suite 510, Jersey City, New Jersey 07302-3912.

Section 17. LIMITATION OF LIABILITY

NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL CUNNINGHAM OR GOLDMAN SACHS BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST BUSINESS OR PROFITS. DIRECT DAMAGES SUFFERED BY THE AFFILIATES SHALL NOT BE CONSIDERED CONSEQUENTIAL DAMAGES BUT ARE DIRECT DAMAGES FOR PURPOSES OF THIS PROVISION.

Section 18. MICROFICHE SERVICES

18.1 Cunningham has agreed to provide Goldman Sachs with the right to use a portion of the Print Shop for purposes of operating certain equipment (the "Microfiche Equipment"), currently located at that site, subject to the terms of a separate agreement.

18.2 The Microfiche Equipment will not be operated by Cunningham, but will be operated, maintained and supported by Goldman Sachs. Goldman Sachs shall be responsible for obtaining any licenses, permits, or other approvals required to operate the Microfiche Equipment.

18.3 Cunningham shall perform the Services and otherwise use the Print Shop in such a way as to avoid any interruption or interference with Goldman Sachs' use of the Microfiche Equipment.

Section 19. USE OF SUBCONTRACTORS

Cunningham may delegate or subcontract its responsibilities under this Agreement without the express written consent of Goldman Sachs, provided, however, that it may not subcontract or otherwise cause to be performed by third parties, any printing or fulfillment services related to Confirms or Client Statements. Such approval shall not release Cunningham from responsibility for the work of its subcontractors. Without limitation, Cunningham shall assume liability for any delay, default, or breach caused by its subcontractors, and failure of such subcontractors to comply with the terms of this Agreement, including those terms addressing confidentiality.

Section 20. ACKNOWLEDGEMENT AS TO AFFILIATES

Cunningham and Goldman Sachs hereby specifically acknowledge and agree that it is their intention i) that all of the products and/or Services contemplated by this Agreement be made available to the Affiliates, ii) that the Affiliates be entitled to enforce this Agreement, and iii) that the Affiliates be third party beneficiaries of this Agreement.

Section 21. GENERAL

21.1 This Agreement and the attached Schedules supersede all prior agreements and understanding between the parties for performance of the Services, and constitute the complete agreement and understanding between the parties unless modified in a writing, signed by both parties.

21.2 This Agreement is not assignable in whole or in part by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld, and any attempt to make such assignment shall be void. Notwithstanding the foregoing, (i) Goldman Sachs may assign this Agreement to any entity which controls, is controlled by or under common control with Goldman Sachs or (ii) to any entity which succeeds to all or substantially all of Goldman Sachs' assets or business.

21.3 If any provision of this Agreement (or any portion thereof) is determined to be invalid or unenforceable the remaining provisions of this Agreement shall not be affected thereby and shall be binding upon Goldman Sachs and Cunningham and shall be enforceable as though said invalid or unenforceable provision (or portion thereto) were not contained in this Agreement.

21.4 The failure by either Goldman Sachs or Cunningham to insist upon strict performance of any of the provisions contained in this Agreement shall in no way constitute a waiver of its rights as set forth in this Agreement, at law or in equity, or a waiver of any other provisions or subsequent default by the other party in the performance or compliance with any of the terms and conditions set forth in this Agreement.

21.5 The following Sections shall survive termination of this Agreement: 4.2, 7, 8, 9, 13, 14, 16, 17, 20, and 21.7.

21.6 The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to Sections or Schedules shall, unless otherwise provided, refer to Sections hereof or Schedule attached hereto, all of which are incorporated herein by this reference.

21.7 This Agreement is deemed entered into in New York, New York and shall be governed and construed in all respects by the laws of the State of New York without giving effect to principles of conflict of laws. The parties consent to personal jurisdiction of and venue in the state and federal courts within that county.

IN WITNESS WHEREOF, the parties hereto, each acting under due and proper authority, have executed this Agreement as of the date written above.

CUNNINGHAM GRAPHICS, INC.                     GOLDMAN, SACHS & CO.
                                              on behalf of itself and the
                                              Affiliates

By: /s/ Michael R. Cunningham                 By:
    ---------------------------                  -------------------------------

Name: Michael R. Cunningham                   Name:
     --------------------------                    -----------------------------

Title: Pres                                   Title:
      -------------------------                     ----------------------------

                                                                      Schedule A

I. Description Of Services:

     The Services shall include the items listed below:


A. Offset printing services  including non-heat set web printing and multi-color
sheet  fed  printing   related  to  the  production  of  research   reports  and
miscellaneous printing.

B. On Demand network printing services related to the production of documents with short run lengths.

C. Mainframe printing and fulfillment services related to the production of Goldman Sachs Daily and Monthly Client Statements, in a timely manner to satisfy the Schedules described herein.

D. Dedicated Customer Service Representatives to facilitate Goldman Sachs user requests for assistance through different phases of the document production process including: job estimating and scheduling and quality assurance.

E. Labeling and addressing capabilities for distribution of documents to destinations worldwide as designated by Goldman Sachs.

F. General fulfillment services including automated and manual inserting, folding, saddle stitching, perfect binding and in-line glue binding, three hole punching, shrink wrapping and package assembly.

G. Comprehensive job tracking systems with direct, read-only accessibility by key Goldman Sachs users. Systems will have the capacity to extract and print out various metrics and production reports (specified in Schedule A, Section II.D.), on a regular and ad hoc basis.

H. Quality assurance programs designed to monitor the production process and easily and quickly confirm compliance with customer specifications, service requirements, performance standards, and the Service Criteria set by Goldman Sachs.

I. Ongoing user study programs and reporting systems.

J. Pick-up and delivery service at designated times specified by Goldman Sachs between 85 Broad Street, 1 NY Plaza, and the Print Shop and Cunningham's other locations.

K. At the request of Goldman Sachs, Cunningham will attend review meetings to monitor and review performance by Cunningham of the Services.

L. To deal with obligation to meet mail stream deadlines consistent with established pick-up times of Goldman Sachs selected mail stream service providers.

II. Service Criteria:

     Cunningham shall meet the following Service Criteria in its performance of the Services:


A. Operating Hours for the Print Shop:

Monday - Saturday          24 hours (Monday 5:00 am -
                                Saturday 8:00 am)

All other hours scheduled as needed to satisfy the requirments contained herein. (During the production process of Monthly Client Statements, designated statement teams will work in consecutive shifts until statements are completed. In the event that statement production must occur over a weekend or holiday, Cunningham is required to provide hours of operation beyond those stated above at no additional cost to Goldman Sachs in order to prepare materials for pick-up by 8:00 am on the next business day).


B. Turnaround Time:*

1. Web Printing:

Saddle Stitched Books:
- Priority Plus                                   Within  * (1)
- Priority                                        Within  *
- Standard                                        Within  *

Perfect Bound Books:
- Priority Plus                                   Within  *
- Priority                                        Within  *
- Standard                                        Within  *

*Turnaround Times for reports are from point of receipt of files and include pre-press preparations, printing and binding. Inserting, labeling (if required) and preparations for delivery, all of which must be completed within the times specified, or as needed to meet overnight delivery in the United States and Europe and two day delivery for Asia and Australia.

-------------
     (1) Up to 32 pages of text, self covered.

*    Confidential  treatment   requested-portion  has  been  omitted  and  filed
     separately with the Commission.

To the extent specified completion times would result in job completion prior to the earliest scheduled delivery for the next day's delivery of finished reports, the completion time will be extended to the first regularly scheduled delivery time, unless Goldman Sachs specifically requests earlier delivery. Cunningham is not responsible for delays due to third party courier services or otherwise covered by the Agreement's Force Majeure provisions.

The following reports occur weekly with pre-existing delivery schedules:

Report                           Day To Print          Day Clients Must Receive*
Asian Weekly Analyst                  *                            *
Japan Research Viewpoint              *                            *
Weekly Analyst                        *                            *
US Research Viewpoint                 *                            *
Japan Economics Analyst               *                            *
UK Weekly Analyst                     *                            *
US Economics Analyst                  *                            *
Fixed Income Weekly                   *                            *
Mortgage Weekly                       *                            *

The following reports occur biweekly and on the same day with pre-existing delivery schedules:

Report                           Day To Print          Day Clients Must Receive*
Latin America Viewpoint                *                            *
Asia Viewpoint                         *                            *
Emerging Debt Markets                  *                            *

The following reports occur monthly with pre-existing delivery schedules:

Report                              Day To Print       Day Clients Must Receive*

Int'l Economics Analyst               *                            *

UK Economics Analyst                  *                            *

Monthly Fund Update(MFU)              *                            *

Bank Fund Update(BFU)                 *                            *

TCU                                   *                            *


* To US. Domestic Locations


2. Mainframe Printing:

The following documents occur daily with pre existing delivery schedules:

*    Confidential  treatment   requested-portion  has  been  omitted  and  filed
     separately with the Commission.

Document                                    Schedule
GS&Co. and GSI Confirms of Trade            Printing begins late pm each business day Monday - Friday; inserted, metered and ready for pick-up by appropriate delivery services by *

Chicagos, Futures, Micros and Prime         Printed after GS&Co. and GSI Confirms and inserted *
 Broker Statements

The following documents occur biweekly with pre existing delivery schedules:

Document                                    Schedule
T&E's                                       To be agreed upon by the parties

The following documents occur monthly with pre existing delivery schedules:

Document                                    Schedule
Month End Client Statements                 Printed, inserted, labeled (if required), metered and made ready for pick-up by appropriate delivery services within  *  of receipt of GS "check-out"

Chicagos, Futures, Micros, Prime Brokers,
Dividend Checks, and PCS Statements         Printed, inserted, labeled (if required), metered and made ready for pick-up by appropriate delivery services following Client Statements

The following documents occur quarterly with pre existing delivery schedules:

Document                                    Schedule
J. Arons                                    To be agreed upon by the parties

The following documents occur annually with pre existing delivery schedules:

Document                                    Schedule
1099's and 1040's                           To be agreed upon by the parties

3. Sheetfed Printing:

Document                                    Schedule

Krome Kote Covers                           Within      *
(Quantities up to 200, 1 - 4 colors,
 single side)

Invitations                                 Within      *
(Quantities up to 200, 1 - 4 colors,
single side and standard GS&Co.
 return address envelopes)


*    Confidential  treatment   requested-portion  has  been  omitted  and  filed
     separately with the Commission.

All other sheetfed printing services will be provided as needed on an individual basis.

4. Miscellaneous Printing:

Document                                    Schedule
Tip-Ons/FYI Cards
(Quantities up to 500,                         *
1 color, single sided)

Buck Slip Note pads
(Quantities of 40 pads/order,                  *
1 color, single sided)

NCR Forms (2-5 parts)                          *
(Quantities of 500 to 2500.
1 color, one side.)

5. Delivery Services

Regular delivery service by truck or van is required between Goldman Sachs locations (85 Broad Street and One New York Plaza) and Cunningham premises (111 Eighth Avenue and Jersey City, NJ). The following schedule is to be maintained each business day, Monday - Friday (Saturday upon request at an additional charge in an amount no greater than the cost incurred by Cunningham in relation to such services), at a minimum:

Arrives at 85 Broad St/1 NY Plaza:             Departs 85 Broad St/1 NY Plaza:
            9:30 am                                             *
           11:30 am                                             *
            2:30 pm                                             *
            4:30 pm                                             *
            6:30 pm                                             *

Supplemental pick - ups and deliveries will be made available upon request.

D. Comprehensive Job Tracking System

Cunningham is required to provide a management information system (MIS) with data collection, job tracking, management reporting and inventory functions. Within 60 days of the Commencement Date, Goldman Sachs user requirements, invoice formats and management reporting procedures will be agreed upon by Goldman Sachs and Cunningham.

Cunningham must provide Goldman Sachs with various management reports which are specified below. All reports are to be submitted to the Goldman Sachs Contract Administrator and/or Goldman Sachs designated user interface by the specific time and day mutually agreed upon by Goldman Sachs and Cunningham. All reports must be available in a PC-readable electronic format. Additionally, Cunningham is to provide read only access to its MIS system, updated every quarter hour during regular business hours and periodically thereafter, for the purpose of key Goldman Sachs users viewing projects in various stages of the production process. For billing purposes, Goldman Sachs may require the integration of the vendor's management information system with Goldman Sachs' Accounts Payable System and will specify data items to be captured as well as data formats and network protocols.

1. Reports to be Submitted to the Goldman Sachs Contract Administrator and or Purchasing


*    Confidential  treatment   requested-portion  has  been  omitted  and  filed
     separately with the Commission.

     Department:

          Late/Error Job Report - Daily

          This report details those jobs that were delivered outside of the user's specifications, a brief description as to why the lateness or error occurred and Cunningham's recommendations or actions to prevent further occurrences. This report is submitted to the Contract Administrator.

          Goldman Sachs Supplied Inventory Report - Monthly

          This report lists the Goldman Sachs consumables and supplies held in stock by Cunningham and a list of all Goldman Sachs purchase order requests submitted during the period. The report is printed on or about the first of every month and submitted to the Goldman Sachs Purchasing department.

          Chargeback Report - Weekly

          This report details all production expenses generated off of pre-set pricing grids as stated in Schedule C. This report is contingent to the billing invoice for the same period and provides greater detail for chargebacks to the user departments based on actual production. This report is submitted weekly to the Contract Administrator and Purchasing department for auditing purposes.

          Summary Chargeback Report - Monthly

          This report is a summary of the weekly Chargeback Reports and is submitted to the Contract Administrator and Purchasing department along with the month-end invoice.

          The Internal Mailing List Activity Report - As Needed

          This report details all lists that are currently archived and have been active within the last year, the number of times each list had been utilized and date of last update. Access to this report is restricted to the Contract Administrator, Department Heads and Administrators and is printed at their request.

2. Reports to be Submitted to Key User Groups:

          Active Job Report - AM and PM Daily

          Lists all active jobs, their priority and status in the production cycle. The list is generated twice each business day: at the start of first shift (@ 8:00 am), and at the start of second shift (@ 4:00 pm). The lists are made available to the key users by the stated times via direct access.

          Late/Error Job Report - Daily

          This report details those jobs that were delivered outside of the user's specifications, a brief description as to why the lateness or error occurred and the vendor's recommendations or actions to prevent further occurrences. This report is specific to key user department/division and is submitted to the designated contact within that area.

          Various Production and Cost Reports - As Needed

          Detail to Come

E. Quality Assurance Programs and Document Specifications

          Web Printing

The following is a list of report titles and corresponding colors designated for use on report covers, (samples attached).

Title                                                 Bar
                                                      Ink Color *
Bell                                                  Grey 430
Commodity Research                                    Pantone Purple
Convertible Research                                  Green 326
Corporate Bond Research                               Orange 021
Credit Department Research                            Red 193
Economic Research                                     Green 356
Emerging Debt Markets Research                        Green 356
Energy Futures And Options                            Custom Red
Equity Derivatives                                    Red 485
Fixed Income Research                                 Custom Red
FT- Actuaries World Indices                           Green 326
Fund Group                                            Black
Fund Group                                            Purple 260
Fund Group                                            Blue 300
Insurance Research Group                              Red 200
INTL Equities Strategies                              Gold 871
INV Mgmt Resource Group                               Brown 159
Investment Research                                   Process Blue
Mortgage Securities Research                          Custom Red
Municipal Market Research                             Custom Red
Portfolio Strategy                                    Process Blue
Quantitative Strategy                                 Yellow 108
Real Estate Research                                  Red 193
Research Brief                                        Process Blue
Strategy Brief                                        Process Blue

Goldman Sachs reserves the right to change the color of printed items, as may be specified in writing, and to the extent such changes are made, Cunningham shall modify the related printing accordingly.

* All colors for use with uncoated paper stocks unless specifically instructed to print on coated stocks.

F. Minimum Commitment levels

     For the period commencing as of the Commencement Date and continuing to and including December 31, 1999, Goldman Sachs shall meet the following Minimum Commitments with respect to the printing of United States Equity and Fixed Income Research reports (the "Reports"), to the extent such printing is not performed by entities which are Affiliates of Goldman Sachs:

     (i)  no less than    *   of the volume of the  Reports  shall be printed by
          Cunningham, and

     (ii) no less than   *   of the total amount of monies paid for the printing
          of the Reports shall be paid to Cunningham.

The volume of printing shall be based on the number of Reports printed and not on the actual page volume of the Report.

*    Confidential  treatment   requested-portion  has  been  omitted  and  filed
     separately with the Commission.

III. Service Credits

A. In the event that printing services are not completed as scheduled, Cunningham shall provide for the delivery of the printed materials by means capable of reaching the intended recipients in accordance with the schedule that would have been met had the printing been completed on time. If such arrangement cannot be made, Cunningham shall provide Goldman Sachs with a refund of * percent of the cost of the printing and fulfillment services performed by Cunningham in relation to that portion of the assignment that was not delivered on time.

B. Cunningham shall reprint any materials that do not meet required specifications for printed materials at no additional cost to Goldman Sachs. If the delivery of the printed materials is delayed due to problems with the quality of the printed material, Cunningham shall provide Goldman Sachs with a refund of * percent of the cost of the printing and fulfillment services performed by Cunningham in relation to the delayed delivery.

C. If an assignment for the performance of printing services is deemed unfit for distribution by Goldman Sachs due to deficiencies in the Services provided by Cunningham, there shall be no fee owed to Cunningham for the related Services. Additionally, Goldman Sachs shall be entitled to a credit equal to * percent of the value of such Services.

D. Cunningham shall keep a record of the Service Credits accumulated during the Term. The Service Credits shall be off-set against the invoices submitted to Goldman Sachs on a monthly basis.


*    Confidential  treatment   requested-portion  has  been  omitted  and  filed
     separately with the Commission.

                                                                      Schedule B


     The Personnel shall include the following:

Name                                                          Date of Birth

                                                                      Schedule C

                            Goldman Sachs Obligations

     Provide adequate supply of paper and related envelopes, for support of Confirms or Client Statements.

     Provide telecommunications links to interface with Goldman Sachs from both the Print Shop and a second location designated by Cunningham.

                                                                      Schedule D

                                     PRICING

In addition to the pricing proposal materials included with Cunningham's proposal dated January 8, 1996, pricing for the Services shall be as follows:

Price increases may not exceed  *  to reflect  increased costs to Cunningham for
expenses  other than paper.  As relates to   *  ,  the only  available  increase
relates to the  *  .

Volume Discounts

Based on the  information  in the RFP dated  October 1995 we estimate the annual
research report web  impressions to be  approximately       *       impressions.
This includes all the current work that is being out-sourced.

We propose the following on an annual basis during the life of the contract:






                                        *






     The discounts for the period of time from the Commencement Date to the end of the first calendar year of the Term shall be applied on a pro rata basis. The stated discounts are not cumulative but apply to that volume of printing beyond the stated threshold.

Paper Pricing

   * for 1st six months then * above average weighted cost for prior * for every * thereafter during the life of the contract.



*    Confidential  treatment   requested-portion  has  been  omitted  and  filed
     separately with the Commission.

                                                                      Schedule E

                            NON-DISCLOSURE AGREEMENT

I.   Non-Disclosure

     In connection with services now or in the future performed by the undersigned for Goldman, Sachs & Co. or for any subsidiary or affiliate of Goldman, Sachs & Co. (collectively called "Goldman Sachs"), the undersigned may have access to non-public information or materials describing or relating to Goldman Sachs or its clients, or third parties to whom Goldman Sachs has a duty of confidentiality, including materials describing or relating to the business affairs, policies or procedures of Goldman Sachs or its clients or such third parties; formulas; strategies; methods; processes; computer materials including source or object codes, data files, computer listings, computer programs, and other computer materials (regardless of the medium in which they are stored); or other information ("Confidential Information"). With respect to such Confidential Information, the undersigned acknowledges and agrees as follows:

     1. The undersigned will hold Confidential Information in strict confidence and will not, nor will it permit any agent, servant or employee to, copy, reproduce, sell, assign, license, market, transfer or otherwise dispose of, give or disclose Confidential Information to any person, firm or corporation including any partner or employee of Goldman Sachs who does not have a need to know the Confidential Information.

     2. Upon the termination of the services to be performed by the undersigned (or earlier if requested by Goldman Sachs), the undersigned shall return to Goldman Sachs all copies of documents, papers or other material relating to Goldman Sachs or obtained or developed in the course of performing services for Goldman Sachs, or containing or derived from Confidential Information which are in the undersigned's possession, together, if requested by Goldman Sachs, with a certificate signed by the undersigned, in form and substance satisfactory to Goldman Sachs, to the effect that all such Confidential Information has been returned.

II.  Non-Promotion

     The undersigned agrees that the undersigned will not, without the prior written consent of Goldman Sachs in each instance: (a) use in advertising, publicity or otherwise the name of Goldman Sachs or any trade name, trademark, trade device, servicemark, symbol or any abbreviation, contraction or simulation thereof owned by Goldman Sachs; or (b) represent, directly or indirectly, that any product or any service provided by the undersigned has been approved or endorsed by Goldman Sachs.

III. Non-Employment

     The undersigned affirms that the undersigned is not an employee of Goldman Sachs for any purpose and that the undersigned is not entitled to exercise any rights, or seek any benefit, accruing to the regular employees of Goldman Sachs by virtue of the services rendered by the undersigned to
     Goldman Sachs or otherwise. The undersigned agrees to provide any assistance necessary to Goldman Sachs in investigating any illegal or fraudulent activities, security breaches or similar situations.

IV.  Background Check and Testing

     The undersigned agrees that in connection with performing the services contemplated by this Agreement, he or she may be subject to a background check, including employers, education, credit, criminal public record, drug screen or other checking or testing, and the undersigned consents to the foregoing. The undersigned hereby releases Goldman Sachs, its employees and agents from any and all liability or claims arising from such checking and testing and the use and reporting of the results thereof except for those arising due to the negligence of Goldman Sachs.

     The obligations created by this Agreement shall survive the termination of the services of the undersigned. The undersigned acknowledges that any violation, breach or other failure on the undersigned's part to strictly comply with this Agreement could materially adversely affect Goldman Sachs and its business, thus giving rise to suit for monetary damages and/or injunctive relief for such violation, breach or other failure.


                                             /s/ Michael R. Cunningham
                                             -----------------------------------
                                             (Signature)


                                             Michael R. Cunningham
                                             -----------------------------------
                                             (Print Name)


                                             -----------------------------------
                                             (Date)

                                 ADDENDUM NO. 1


     Reference is made to the Printing  Services  Agreement dated as of July 12,
1996 (the "Agreement")   between CUNNINGHAM  GRAPHICS,  INC.  ("Cunningham") and
GOLDMAN, SACHS & CO. ("Goldman Sachs"), to which this Addendum No. 1 is attached and of  which  it is  made  a  part,  which  Agreement  is  hereby  amended  and supplemented as follows:

1. Defined Terms. All terms defined in the Agreement, except as otherwise defined herein, shall have the same meanings where used herein.

2.   Charges. The Agreement is amended to reflect the following charges:

     8 1/2" x 11" per side on 20# white DP or equivalent stock
       *     uncollated
       *     corner stitched
       *     saddle stitch
       *     tape bind

     9 x 12 insertion charges and the additional insert charges for Goldman
     Sachs Research Print Jobs (excluding per bound books).                      *     /M
     All other Goldman Sachs jobs to be inserted into 9 x 12 envelopes           *     /M

3.   General.

     (a) The Agreement together with the Exhibits and this Addendum replaces and supersedes all other agreements, written or oral with respect to its subject matter.

     (b) Except as expressly amended and supplemented hereby, the Agreement remains in full force and effect.


     (c) In the event of any conflict between the terms of this Addendum and the terms of the Agreement, the terms of this Addendum shall prevail.



IN WITNESS  WHEREOF,  the parties  hereto have caused this  Addendum No. 1 to be signed as of ______________________________________________, 1996



CUNNINGHAM GRAPHICS, INC.                  GOLDMAN, SACHS & CO.

By:  /s/ Michael R. Cunningham          By:
__________________________________         __________________________________

           President
______________________________________     _____________________________________
Name and Title                             Name and Title

*    Confidential  treatment   requested-portion  has  been  omitted  and  filed
     separately with the Commission.